EXHIBIT 10.1
AMENDMENT NO. 1 TO LOAN AGREEMENT
(Section 1.4(a) — Interest Rate)
This Amendment No. 1 To Loan Agreement (the “Amendment”) is dated as of June 9, 2010, and between BANK OF AMERICA, N.A. (the “Bank”) and GRAND CANYON EDUCATION, INC., a Delaware corporation (the “Borrower”).
RECITALS
A. The Bank and the Borrower entered into the Loan Agreement dated as of April 27, 2009 (the “Loan Agreement”).
B. The Borrower and Bank desire to amend Section 1.4(a) of the Loan Agreement.
AGREEMENT
1. Definitions and References. Capitalized terms used but not defined in this Amendment shall have the meaning given to them in the Loan Agreement. All references to “Section” or “Subsection” are to the stated Section or Subsection in the Loan Agreement.
2. Amendment.
Section 1.4(a) is amended in total and shall hereafter read as follows:
(a) The interest rate on the unpaid amount of the Loan shall be a rate per year equal to the BBA LIBOR Rate (Adjusted Periodically), plus two hundred twenty five (225) basis points.
3. Representations and Warranties. When the Borrower signs this Amendment, the Borrower represents and warrants to the Bank that: (a) the Borrower is a Delaware corporation which was duly formed and is validly existing under the laws of the State of Delaware and is qualified to do business in Arizona and in each other state in which it operates, except for any such state where the failure to be so qualified would not have a material adverse effect, (b) there is no event which is, or with notice or lapse of time or both would be an Event of Default under the Loan Agreement except those events, if any, that have been disclosed in writing to the Bank or waived in writing by the Bank, (c) the representations and warranties in the Loan Agreement are true as of the date of this Amendment as if made on the date of this Amendment, except the representations and warranties that have the introductory clause “As of the date of this Agreement” which were true as of April 27, 2009, (d) this Amendment does not conflict with any law, agreement, or obligation by which the Borrower is bound, (e) the Loan Agreement and related loan documents including this Amendment, to which Borrower is a party, are legal, valid and binding agreements of the Borrower in accordance with their respective terms, (f) there is no pending litigation, tax claim, proceeding, or dispute that, if lost, would materially impair the Borrower’s financial condition or ability to repay the Loan, except as have been disclosed in writing to the Bank or as have otherwise been disclosed by the Borrower in any periodic report or other filing made with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) or the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (collectively, the “SEC Reports”), and (g) this Amendment is within the Borrower’s powers, has been duly authorized, and does not conflict with the Borrower’s certificate of incorporation or bylaws.

4. Effect of Amendment. This Amendment shall be effective upon the Bank’s receipt of each of the following:
(a)	this Amendment executed by the Borrower; and
(b)	$59,551.74 in payment of a fully earned and nonrefundable amendment fee.
Except as provided in this Amendment, all of the terms and conditions of the Loan Agreement shall remain in full force and effect.
5. Reaffirmation of Agreement. The Borrower (i) reaffirms all of its contractual undertakings and obligations under the Loan Agreement, as amended hereby, the Deed of Trust and the Secured and Unsecured Indemnity Agreement, and (ii) acknowledges that Borrower does not have any claims, offsets or defenses with respect to the payment of sums due under the Loan Agreement, the Deed of Trust or the Secured and Unsecured Indemnity Agreement.
6. No Prejudice; Reservation of Rights. This Agreement shall not prejudice any rights or remedies of the parties under the Loan Agreement, the Deed of Trust or the Secured and Unsecured Indemnity Agreement. The Borrower’s obligations under the Loan Agreement shall continue to be secured by the Deed of Trust.
7. Counterparts. This Amendment may be executed in counterparts, each of which when so executed shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.
8. Attorney Fees. Borrower shall pay all reasonable legal fees and costs incurred by the Bank in connection with this Amendment within three (3) Business Days of receipt of invoice.
9. FINAL AGREEMENT. BY SIGNING THIS DOCUMENT EACH PARTY REPRESENTS AND AGREES THAT: (A) THIS DOCUMENT REPRESENTS THE FINAL AGREEMENT BETWEEN PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF, (B) THIS DOCUMENT SUPERSEDES ANY COMMITMENT LETTER, TERM SHEET OR OTHER WRITTEN OUTLINE OF TERMS AND CONDITIONS RELATING TO THE SUBJECT MATTER HEREOF, (C) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES, RELATING TO THE SUBJECT MATTER HEREOF, AND (D) THIS DOCUMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF.
[Signature page follows]

This Amendment is executed as of the date stated at the beginning of this Amendment.

BANK:		BORROWER:

BANK OF AMERICA, N.A.		GRAND CANYON EDUCATION, INC., a Delaware corporation

By:	/s/ David R. Barney	By:	/s/ Daniel E. Bachus

	Name: David R. Barney		Name: Dan Bachus
	Title: Senior Vice President		Title: Chief Financial Officer